emtec inc

August 19, 2010

Ronald Seitz
1329 Peachtree View
Atlanta, GA 30319

RE: First Amendment to Employment Agreement

Dear Ron,

Pursuant to Section 1(e) of your employment agreement with Emtec, Inc. (the "Company"), entered into as of February 25, 2009 (the "Agreement"), the Company desires to extend the Agreement Term (as defined in the Agreement) for two (2) one-year periods through August 31, 2012. In addition, conditioned on your acceptance of the terms of this letter, the following changes will be made to the Agreement:

- Your position with the Company under the Agreement will be Executive Vice President Client Services – Education and you will report to the Company's Executive Vice President – Public Sector or his designee. All references in the Agreement to the Company's "Chief Executive Officer" will be changed to the Company's "Executive Vice President – Public Sector."

- Your annual base salary will be $320,000, subject to the terms of the Agreement.

- The second sentence of Section 2(a) of the Agreement will be deleted.

- Section 2(b) of the Agreement will be revised as follows: "In respect of each fiscal year during the Agreement Term, you will be eligible for an annual bonus of 50% of your base salary (the "Bonus"). One-half of your Bonus (or 25% of your base salary) will be based on Emtec's Annual Incentive Plan as maintained by Emtec for the benefit of senior executives. The other one-half of your Bonus (or 25% of your base salary) will be based on mutually agreed upon objectives for the Education vertical. To the extent earned, your Bonus will be paid no later than March 15th following the end of the fiscal year to which it relates."

- The notice address for the Company under Section 10(k) of the Agreement will be changed to Emtec, Inc., 11 Diamond Road, Springfield, NJ 07081.

Other than the changes to the Agreement specified in this letter, the Agreement will remain in full force and effect.

If the terms set forth in this letter are acceptable to you, please sign and return a copy of this letter to me. Your signature will constitute your agreement to the modifications of the Agreement described herein, each effective as of the date of this letter.

Sincerely,

Brian Mandel
Executive Vice President

Cc: Vicki Beaman

Acknowledged and Agreed:

Ronald Seitz   Date 8/24/2010